Exhibit 10.6

PRIVATE DEED

Between

Alessandro Aleotti (Tax Code LTTLSN63T18C573Y), resident in Milan, in via Mecenate 76,

Leonardo Aleotti (Tax Code LTTLRD95H20S205Y), resident in Milan, via degli Umiliati 2/A,

- being the first party -

and

KAP S.r.l. (Tax Code 09703750969), with registered office in Milan, via Ripamonti 1/3, in the person of the Sole Director, Mr Marco Sala;

- being the second party -

Hereinafter, jointly, “the Parties” or separately “the Party”.

Considering that:

- Mr Alessandro Aleotti, Mr Leonardo Aleotti and KAP S.r.l. – together with Brera Holdings Inc., FCD Brera, Daniel McClory, Adrio De Carolis, Marco Sala – on April 12, 2022, signed a Confidential Term Sheet (hereinafter, the “Term Sheet”), which is attached to this deed, as Annex A;

- that the Term Sheet essentially summarizes the terms of the overall agreements under which Brera Holdings Inc., or any other designated entity, will carry out an initial capital increase of USD 1.5 million, at the same time of the acquisition of KAP S.r.l., which will sign a binding contract to purchase the assets of FCD Brera, all this in anticipation of the listing of Brera Holdings Inc., or of the different designated entity, on the Nasdaq Stock Exchange by November 1, 2022;

- Mr Alessandro Aleotti is the full and exclusive owner and holder of the “Brera” brand which refers to the “Brera FC” football club, as an offshoot of the Brera Calcio Associazione Sportiva, as better specified below;

- Mr Leonardo Aleotti is the full and exclusive owner and holder of the “Fenix Trophy” brand, which identifies a European football event recognized by UEFA, as better specified below;

- the brands “Brera” and “Fenix Trophy” (jointly the “Brands”) are currently being registered;

- the transfer of the Brands to KAP S.r.l. is, among other things, preparatory and functional to the execution of the overall agreements covered by the Term Sheet;

Now, therefore

the parties hereby agree as follows.

2.1 Alessandro Aleotti sells and transfers to KAP S.r.l., which accepts, the “Brera” brand.

2.2 The “Brera” brand refers to the Brera FC football club - as an offshoot of the Brera Calcio Associazione Sportiva -, founded in 2000 by Alessandro Aleotti, who is still its current President, and registered - in the first instance - in 2010 and, following some aesthetic changes to the logo, a second application for registration was submitted in 2022 and bears the registration number 302022000075551. The applications for registration of the “Brera” brand have been submitted individually by Alessandro Aleotti, who therefore legitimately owns them.

3.1 Leonardo Aleotti transfers and sells to KAP S.r.l., which accepts, the “Fenix Trophy” brand.

3.2 The “Fenix Trophy” brand refers to the homonymous FENIX Trophy, a European football event recognized by UEFA to which particularly iconic amateur clubs are invited for their original identity and developed projects. The application for registration of the “Fenix Trophy” brand was filed in 2022 on an individual basis by Leonardo Aleotti, Club Manager of Brera FC and curator of the FENIX Trophy, who therefore legitimately owns it, and bears the registration number 302022000086186.

4.1 The Parties agree that the price of the sale of the Brands to be paid to Mr Alessandro Aleotti and Mr Leonardo Aleotti amounts, each, in the overall and documented amount incurred for their registration.

4.2 All costs related to the transfer of ownership of the Brands, including notarial ones, are borne by KAP S.r.l.

5.1 Any communication envisaged, requested or otherwise necessary in relation to this contract, will be considered effectively and validly carried out, under penalty of nullity, only if resulting from a written deed delivered to the other Party by registered letter with acknowledgment of receipt at the addresses indicated above, or by e-mail or certified e-mail to the following addresses:

(i) for KAP S.r.l

E-mail: hello@kap.it

Certified e-mail: kap@pec.kap.it

(ii) for Alessandro Aleotti

Milan, in via Mecenate 76

E-mail: io@alessandroaleotti.it

(iii) for Leonardo Aleotti:

Milan, via degli Umiliati 2/A

E-mail: leonardoaleotti95@gmail.com

8.1 This contract is regulated by the Italian law.

8.2 Any dispute that may arise between the Parties regarding the interpretation, execution, validity and / or effectiveness of this contract will be subjected exclusively to the knowledge of the Court of Milan with the exclusion of any other competing tribunal.

Read, approved and undersigned.

Milan, July 13, 2022

Alessandro Aleotti

Leonardo Aleotti KAP S.r.l